EXHIBIT 10.15

                                  FEE AGREEMENT
This FEE AGREEMENT (this "Agreement") made as of April 23, 2001 is by and between GourmetMarket.com, Inc., a Delaware corporation, with its principal place of business at 7000 W. Palmetto Park Road, Suite 501, Boca Raton, Florida 33433, and Jonathan Shepard, with his principal place of business at 5355 Town Center Road, Suite 801, Boca Raton, Florida 33486, ("Shepard").

                                R E C I T A L S:
                                - - - - - - - -

The Company is a public company with a class of equity securities publicly traded, and Shepard, as general counsel, has provided certain corporate legal services in the past.

The Company has not had sufficient funds to pay Shepard in cash for services provided and desires to issue shares of common stock as payment for such services in accordance with the terms and conditions contained hereinafter.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto hereby agree as follows:

         1. LEGAL SERVICES. Shepard has provided corporate legal services over the two years to the Company and affiliated companies and has not had been paid in full for such services.

         2. COMPENSATION. In consideration for the performance of services by Shepard, the Company hereby agrees to issue Shepard an aggregate of 800,000 shares of the Company's common stock as full payment for legal services provided to the Company and affiliated companies through May 31, 2001. If additional services are provided, after such date, the Company and Shepard shall negotiate the compensation for such services, which may be cash, stock or a combination thereof.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


SHEPARD:                                          COMPANY:


 /s/ Jonathan Shepard                             By: /s/ C. Lawrence Rutstein
 ----------------------------------------              ------------------------
 Jonathan Shepard                                 C. Lawrence Rutstein, Chairman